                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
   Section 240.14a-12

                                  CONRAIL INC.
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                (Name of Registrant as Specified in its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          [X] No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:

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             (2) Aggregate number of securities to which transaction applies:

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             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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             (4) Proposed maximum aggregate value of transaction:

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             (5) Total fee paid:

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          [ ] Fee paid previously with preliminary materials.

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          [ ] Check box if any part of the fee is offset as provided by Exchange
              Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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             (1) Amount Previously Paid:

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             (2) Form, Schedule or Registration Statement No.:

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

LOGO


                                                               November 25, 1996



Dear Shareholder:



     We would like to invite you to attend a Special Meeting of Shareholders scheduled to be held on Monday, December 23, 1996, at 5:00 p.m., Eastern Standard Time at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania. The attached proxy statement contains important information which you should read carefully.



     Conrail and CSX Corporation have agreed to a merger of equals that will create one of the world's leading freight transportation and logistics companies. The transaction provides for 40% of the shares of Conrail common stock and ESOP preferred stock being acquired for cash at $110 per share, and the remaining 60% being acquired for CSX stock at an exchange ratio of 1.85619 CSX shares for each Conrail share. Your Board of Directors has unanimously approved this transaction.



     CSX has already successfully consummated a cash tender offer at $110 per share for approximately 19.9% of the outstanding Conrail shares. As described in the enclosed proxy statement, a Pennsylvania statute effectively precludes CSX from acquiring the additional 20.1% of the Conrail shares for cash in a tender offer and then acquiring the remaining Conrail shares for CSX stock, unless the Conrail shareholders vote to amend the Conrail Articles of Incorporation to opt out of such statute.



     Under the CSX Merger Agreement, a second tender offer for 20.1% of the Conrail shares will be commenced promptly after December 2, 1996 if either CSX or Conrail elects to have such offer commenced. Such second tender offer would be conditioned on shareholder approval of the proposal to opt out of such Pennsylvania statute at the Special Meeting.



     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.



     As summarized in the enclosed proxy statement, Norfolk Southern Corporation has commenced an unsolicited tender offer for all outstanding Conrail shares at $110 per share in cash. Certain conditions to the Norfolk offer (including redemption of Conrail's common stock purchase rights) can only be satisfied if Conrail's Board of Directors takes action. As described in the enclosed proxy statement, under the CSX Merger Agreement, Conrail's Board of Directors has agreed, until July 12, 1997, not to take any such action or to cause Conrail to enter into any agreement related to any takeover proposal (such as the Norfolk offer). In addition, on and after July 12, 1997, the CSX Merger Agreement provides that certain conditions must be satisfied in order for the Conrail Board of Directors to take any such action and, in any event, the Conrail Board has no obligation under Pennsylvania law at any time to agree to or recommend any takeover proposal (such as the Norfolk offer) or to take any such action to facilitate any such takeover proposal. As described in the enclosed proxy statement, the Conrail Board has recommended that shareholders not tender to the Norfolk offer.



     As soon as possible, please complete the top part of the enclosed WHITE proxy, detach the completed portion and return it in the enclosed postage paid return envelope, to ensure that your shares will be voted at the meeting. Voting your shares by proxy does not prevent you from voting your shares in person should you decide to attend the meeting. If you have any questions regarding the Special Meeting or need assistance in voting, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-549-6746.



                                       Sincerely,


                                       /s/ David M. LeVan


                                       Chairman, President and


                                       Chief Executive Officer

                                  CONRAIL INC.


                               2001 MARKET STREET


                              TWO COMMERCE SQUARE


                     PHILADELPHIA, PENNSYLVANIA 19101-1417



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                        TO BE HELD ON DECEMBER 23, 1996



To Our Shareholders:



     Notice is hereby given that a Special Meeting (the "Special Meeting") of Shareholders of Conrail Inc. ("Conrail") has been scheduled to be held at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, on Monday, December 23, 1996, at 5:00 p.m., Eastern Standard Time, for the following purposes:



     1. To approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail; and



     2. To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal.



     Only those shareholders of record as of the close of business on December 5, 1996, will be entitled to vote at the Special Meeting. A majority of the outstanding shares of Conrail Common Stock and Series A ESOP Convertible Junior Preferred Stock entitled to vote, considered as a single class, is required for a quorum. For purposes of any meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, the shareholders entitled to vote who attend such an adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purposes of acting on any matter set forth in this Notice.



November 25, 1996                        By Order of the Board of Directors



                                          /s/ James D. McGeehan



                                          James D. McGeehan


                                          Corporate Secretary



IMPORTANT NOTICE



TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ACCOMPANYING WHITE PROXY IN THE RETURN ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY AS PROVIDED HEREIN HAS THE POWER TO REVOKE IT PRIOR TO ITS EXERCISE, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY THEN REVOKE SUCH PROXY AND VOTE IN PERSON.



THE CONRAIL BOARD RECOMMENDS THAT YOU DO NOT SEND IN OR COMPLETE THE GOLD PROXY FROM NORFOLK SOUTHERN CORPORATION. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE THE GOLD PROXY BY COMPLETING AND RETURNING THE WHITE PROXY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. THOSE SHAREHOLDERS WHO HAVE TENDERED THEIR SHARES TO NORFOLK CAN STILL VOTE THOSE SHARES BY COMPLETING AND RETURNING THE WHITE PROXY.

                                  CONRAIL INC.
                               2001 MARKET STREET
                              TWO COMMERCE SQUARE
                     PHILADELPHIA, PENNSYLVANIA 19101-1417

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON DECEMBER 23, 1996



     This proxy statement ("Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Conrail Inc., a Pennsylvania corporation with its principal executive offices located at the address set forth above ("Conrail"), of proxies for use at a Special Meeting (the "Special Meeting") of shareholders presently scheduled to be held at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, on Monday, December 23, 1996, at 5:00 p.m., Eastern Standard Time, and at any adjournments thereof. A WHITE proxy for holders of the Common Stock of Conrail, par value $1.00 per share (the "Common Stock"), and a GREEN trustee instruction card for participants in the Consolidated Rail Corporation Matched Swings Plan (the "ESOP"), which holds Shares of the Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Stock" and, together with the Common Stock and associated common stock purchase rights, the "Shares"), are being furnished for use in connection with the Special Meeting. The holders of the Common Stock vote together as a class with the holders of the ESOP Stock. This Proxy Statement and the form of proxy are first being mailed on November 25, 1996, or as soon as practicable thereafter, to all shareholders entitled to vote at the Special Meeting. Participants in the ESOP desiring that Fidelity Management Trust Company, as trustee under the ESOP (the "Trustee"), vote the shares of ESOP Stock allocated to such participants' accounts should so instruct the Trustee by completing the GREEN trustee instruction card that is enclosed herewith to participants for that purpose. Participants cannot vote their shares of ESOP Stock or instruct the Trustee as to how to vote their shares of ESOP Stock by completing the enclosed WHITE proxy card.



     Pursuant to this Proxy Statement, Conrail is soliciting proxies in favor of the proposal (the "Proposal"), described below under "THE PROPOSAL", to approve an amendment (the "Amendment") to Conrail's Articles of Incorporation (the "Conrail Articles") providing that Conrail will no longer be subject to Subchapter E of Chapter 25 (the "Pennsylvania Statute") of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"). The Board of Directors recommends a vote FOR the Proposal so that shareholders, if they choose to do so, will be able to tender and receive cash for approximately 20.1% of the fully diluted Shares in the near term pursuant to a tender offer (the "Second CSX Tender Offer") that CSX Corporation ("CSX") may, and at the request of Conrail will, commence following December 2, 1996. CSX has already accepted for payment approximately 19.9% of the outstanding shares pursuant to its tender offer that expired on November 20, 1996 (the "CSX Tender Offer"). The Board of Directors recommends that you should NOT send in or complete a gold proxy you may receive or have received from Norfolk Southern Corporation ("Norfolk"), which is soliciting proxies against the Proposal. See "NORFOLK'S ACTIONS" below. If you have already sent in such gold proxy, you may revoke such gold proxy and vote FOR the Proposal by signing and dating the enclosed WHITE proxy (or GREEN trustee instruction card) and mailing it in the enclosed postage paid return envelope. If you have already tendered your Shares pursuant to the Norfolk tender offer discussed below, it is important that you sign, date and mail the enclosed WHITE proxy (or GREEN trustee instruction card) to direct the vote of your Shares.


              PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY TODAY.

                              THE CSX TRANSACTIONS


     On October 14, 1996, Conrail entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") by and among Conrail, Green Acquisition Corp., a Pennsylvania corporation ("Purchaser"), and CSX, providing for the merger (the "Merger") of Conrail with and into Purchaser. On November 5, 1996, Conrail, CSX and Purchaser entered into the First Amendment to the Merger Agreement. The Merger Agreement, as so amended, which has been unanimously approved by the Board of Directors and the disinterested members of the Board of Directors, provides for a business combination in which 40% of the

Shares, on a fully diluted basis, would be acquired for cash at $110 per Share, and the remaining 60% would be acquired for stock at an exchange ratio (the "Exchange Ratio") of 1.85619 CSX shares for each Share. Under the CSX Tender Offer on November 20, 1996, CSX accepted for payment approximately 19.9% of the outstanding Shares for cash at $110 per Share following the proration calculation, which amount was approximately 23% of the Shares tendered.



     The CSX Tender Offer was for 19.9%, rather than 40%, of the Shares because, as described below under "THE PROPOSAL", unless and until the Pennsylvania Statute is made inapplicable to Conrail, if CSX were to acquire 20% or more of the outstanding Shares, CSX would be unable to complete the transactions as contemplated by the Merger Agreement. Under the Merger Agreement, the Second CSX Tender Offer will be commenced promptly after December 2, 1996 if either CSX or Conrail elects to have such offer commenced. The Second CSX Tender Offer would be for an additional number of Shares such that the Shares acquired in the Second CSX Tender Offer, together with the shares then beneficially owned by CSX, will equal 40% of the fully diluted Shares. The Second CSX Tender Offer would be for at least the same $110 price per Share and otherwise on terms and conditions no less favorable to holders of Shares than the CSX Tender Offer. Such terms and conditions of the CSX Tender Offer are set forth in an Offer to Purchase (as amended and supplemented, the "CSX Offer to Purchase") which was filed by CSX as an exhibit to a Tender Offer Statement on Schedule 14D-1 dated October 16, 1996 (as amended, the "CSX Schedule 14D-1"), filed with the Securities and Exchange Commission (the "SEC") and which was mailed to Conrail shareholders.



     The Second CSX Tender Offer would be conditioned on approval of the Proposal at the Special Meeting. Because the record date for the Special Meeting is December 5, CSX, through the Voting Trust (as defined below), will be the record owner of the 17,860,124 Shares acquired by CSX in the CSX Tender Offer, and such Shares will be voted in favor of the Proposal pursuant to the terms of the Voting Trust. In addition, because typically some percentage of the shares entitled to vote at a meeting of shareholders do not vote and approval of the Proposal requires the affirmative vote of a majority of votes cast, Shares representing less than a majority of the outstanding voting power will likely be sufficient to approve the Proposal.



     If the Proposal is approved and if a Second CSX Tender Offer is commenced, CSX will be able (subject to the satisfaction of any other conditions of the Second CSX Tender Offer) to consummate the Second CSX Tender Offer and the Conrail shareholders who wish to receive cash for an additional portion of their Shares will be able to have such Shares purchased by CSX pursuant thereto.



     Under the Merger Agreement, Conrail has agreed not to convene, adjourn or postpone the Special Meeting without the prior consent of CSX, which consent will not be unreasonably withheld. As a result, it is expected that the Special Meeting will not be convened if Conrail has not received sufficient proxies to assure approval of the Proposal. Pursuant to the Merger Agreement, either CSX or Conrail can require that additional special meetings be held for the purpose of considering the Proposal, and a new record date could be set for any such special meeting (and a new record date would be required if such a special meeting is held after February 3, 1997).



     In addition, if the Proposal is not approved, if the Special Meeting is not convened, or if a Second CSX Tender Offer is not commenced or is commenced and not consummated, CSX and Conrail are each permitted under the Merger Agreement to seek shareholder approval of the Merger at a Special Meeting called for such purpose. If the Merger is so approved (and the other conditions to closing of the Merger, such as regulatory approval, have been satisfied), and CSX shall not have then acquired 40% of the fully diluted Shares, the Merger would then have a cash election component such that shareholders, upon consummation of the Merger, would have received (including pursuant to the CSX Tender Offer) $110 cash per Share for an aggregate of 40% of the fully diluted Shares, and 1.85619 CSX shares for each of the remaining 60% of the fully diluted Shares. Thus, approval of the Proposal is not a condition to consummation of the Merger; however, such approval would permit CSX's consummation of the Second CSX Tender Offer, giving shareholders the opportunity to receive more cash in the near term for a portion of their Shares, rather than waiting until the Merger is consummated (which, based on the STB's current proposed schedule discussed below, is expected to occur early in the first quarter of 1998).

     At a special meeting of holders of Shares to consider the approval of the Merger, (i) approval of the Merger will require that a simple majority of votes cast be cast in favor of the Merger, (ii) abstentions, broker non-votes and other Shares not voted are not counted in the tabulation of votes cast, and
(iii) all Shares acquired by CSX are required pursuant to the Merger Agreement to be immediately deposited into a voting trust (the "Voting Trust") and to be voted in favor of the Merger (and against any other takeover proposal), and in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, the transactions contemplated in the Merger Agreement (such as approval of the Proposal). Accordingly, the approximately 19.9% of the outstanding Shares acquired by CSX pursuant to the CSX Tender Offer will be committed to vote in favor of the approval of the Merger. In addition, because it can be expected that some percentage of the Shares entitled to vote at a meeting of shareholders will not in fact vote, 40% of the fully diluted Shares, together with only a very small number of additional Shares, would be likely to represent a majority of votes cast at a special meeting to vote on the Merger and, thus, be sufficient to approve the Merger. If the Proposal is approved at the Special Meeting, CSX would be able to purchase additional Shares in the Second CSX Tender Offer without all holders of Shares having the right to put their Shares to CSX for at least $110 in cash, as would be the case if the Pennsylvania Statute were still applicable. As a result of the foregoing, if the Proposal is approved and if CSX is able to acquire 40% of the fully diluted Shares through the CSX Tender Offer and the Second CSX Tender Offer or otherwise, the approval of the Merger by a majority of votes cast at a special meeting of the holders of Shares held for such purpose will be virtually certain.



     If the Proposal is approved, CSX may also exercise its option to purchase 15,955,477 shares of Common Stock (the "Option") pursuant to the Conrail Stock Option Agreement dated as of October 14, 1996, between CSX and Conrail (the "Conrail Stock Option Agreement"). If CSX acquires 40% of the Shares through the CSX Tender Offer and the Second CSX Tender Offer and exercises the Option, CSX, through the Voting Trust, will then hold approximately 50% of the Shares and will cast its votes to approve the Merger, which number of votes will be sufficient to approve the Merger regardless of the votes of other shareholders. Therefore, approval of the Proposal would assure that the Merger will be approved by Conrail's shareholders if sufficient Shares are tendered in the Second CSX Tender Offer and the Option is exercised.



     Conrail and CSX have announced that they have been having, and continue to have, discussions relating to an increase in the value of the consideration payable upon consummation of the Merger, but that there can be no assurance as to when or if any such modifications will be made. In addition, Conrail also reaffirmed in this announcement that the Merger is in Conrail's best interests and is the superior strategic combination for Conrail, and both parties stated that they continue to be fully committed to the Merger.



                                  THE PROPOSAL



     Conrail's Board of Directors believes that shareholders, if they choose to do so, should be able to tender and receive cash for an additional approximately 20.1% of the fully diluted Shares in the near term pursuant to the Second CSX Tender Offer and that the consummation of such offer will facilitate the strategic business combination represented by the Merger. As a result, the Board of Directors has approved the following resolution and directed that it be submitted to a vote of the shareholders at the Special Meeting:



     An amendment of the Articles of Incorporation of Conrail is hereby approved and adopted, by which, upon the effectiveness of such amendment, Article Ten thereof will be amended and restated in its entirety as follows: "Subchapter E, Subchapter G and Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation."


     The Conrail Articles currently provide that Subchapter G and Subchapter H of Chapter 25 of the PBCL referred to in the above resolutions do not apply to Conrail. Approval of the Amendment will result in Subchapter E, in addition to Subchapters G and H, being inapplicable to Conrail.

    APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF
          THE VOTES CAST BY ALL SHAREHOLDERS ENTITLED TO VOTE THEREON.
                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE FOR THE PROPOSAL.

     The Pennsylvania Statute generally provides that any holder of voting shares of a Pennsylvania registered corporation that becomes the subject of a control transaction (as described below) is entitled to receive cash for each of such person's voting shares in an amount equal to the "fair value" of each voting share as of the date on which such control transaction occurred. Although the Pennsylvania Statute provides for a judicial appraisal procedure, "fair value" is defined to be not less than the highest price per share paid by the acquiror in a control transaction at any time during the 90-day period ending on and including the date of the control transaction, plus, to the extent not reflected in such price paid, an increment representing any value, including, without limitation, any proportion of any value payable for control of such corporation. A control transaction is the acquisition by a person (or group of persons acting in concert) of voting power over voting shares of a registered corporation which would entitle the holders of such shares to cast 20% or more of the votes that all shareholders would be entitled to cast in an election of directors of such corporation.


     Because of the Pennsylvania Statute, CSX could not purchase 20% or more of the Shares in a tender offer or other transaction (other than the Merger) without all holders of Shares having the right to immediately put the Shares to CSX for at least $110 in cash. As a result, unless the Conrail shareholders approve the Proposal, the cash payable for the additional approximately 20.1% of the fully diluted Shares, instead of being payable in the near term pursuant to the Second CSX Tender Offer, will be paid by virtue of the cash election component in the subsequent Merger if the Merger is consummated. Approval of the Proposal and consummation of the Second CSX Tender Offer are not, however, conditions to the consummation of the Merger.



     If the Proposal is approved, the Pennsylvania Statute will no longer apply to Conrail, whether or not the Second CSX Tender Offer or the Merger are consummated. Further, even if the Proposal is approved, CSX could consummate the Second CSX Tender Offer, and/or exercise the Option without the Merger being consummated (if regulatory or CSX shareholder approval was not obtained). All Shares which have been acquired by CSX or its affiliates in the CSX Tender Offer and all Shares acquired by CSX or its affiliates in the Second CSX Tender Offer, upon exercise of the Option or otherwise, will be deposited into the Voting Trust. The Voting Trust will be required to vote any such Shares at any meeting of the holders of Shares in favor of the Merger (and against any other takeover proposal), and in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, the transactions contemplated by the Merger Agreement (such as the Proposal). Because typically some percentage of the shares entitled to vote at a meeting of shareholders do not in fact vote, 40% of the fully diluted Shares, together with only a very small number of additional Shares, would most likely represent a majority of votes cast at a special meeting to vote on the Merger, and thus be sufficient to approve the Merger. In addition to the Shares acquired in the CSX Tender Offer and the Second CSX Tender Offer, the Merger Agreement provides that CSX may exercise the Option to purchase 15,955,477 shares of Common Stock. If CSX acquires 40% of the Shares through the CSX Tender Offer and the Second CSX Tender Offer and exercises the Option, CSX, through the Voting Trust, will then hold approximately 50% of the Shares and will cast its votes to approve the Merger, which number of votes will be sufficient to approve the Merger regardless of the votes of other shareholders.



     As described in the CSX Offer to Purchase, however, the Merger will not be consummated unless and until, among other things, Conrail and CSX receive the approval of the Merger from the Surface Transportation Board (the "STB"). Conrail and CSX plan to file an application (the "STB Application") with the STB on or before March 1, 1997, seeking the approval of the STB for the Merger and transactions related to the Merger. The STB will then hold a public hearing on such application, unless it determines that a public hearing is, in the public interest, not necessary. Under existing law, the STB is required to enter a final decision with respect to the STB Application within approximately 15 months after such application is accepted. However, the STB has sought public comment on a schedule whereby it would enter a final written decision with respect to the STB Application in December 1997, which, if the STB follows past practice, would become effective 30 days later. Any appeals from the STB final written decision may not be resolved for a substantial period of time after the entry of such written decision by the STB. As a result of such factors, it is expected, based on the STB's current proposed schedule, that the Merger will be consummated early in the first quarter of 1998.



     Under the Merger Agreement, the Second CSX Tender Offer will be commenced promptly after December 2, 1996 if either CSX or Conrail elects to have such offer commenced. The Second CSX Tender Offer would be for an additional number of Shares, such that the Shares acquired in the Second CSX Tender Offer, together with the Shares then beneficially owned by CSX, will equal 40% of the fully diluted Shares. The Second CSX Tender Offer would be for at least the same $110 price per Share and otherwise on terms and conditions no less favorable to holders of Shares than the CSX Tender Offer. In addition, under the Merger Agreement, CSX has the right to unilaterally increase the price offered in the Second CSX Tender Offer, or the percentage of Shares covered thereby (without making any change in the consideration per Share payable in the Merger), subject to the obligation to cause such offer to remain open for 10 business days following the date any such change is publicly announced. CSX cannot change the consideration payable in the Merger, however, without the consent of Conrail.



     The Second CSX Tender Offer would be conditioned on shareholder approval of the Proposal at the Special Meeting. Because the record date for the Special Meeting is December 5, CSX, through the Voting Trust, will be the record owner of the Shares acquired by CSX in the CSX Tender Offer, and such Shares will be voted in favor of the Proposal pursuant to the terms of the Voting Trust.



     Shareholders should be aware that if the Proposal is approved and CSX is therefore in a position to consummate the Second CSX Tender Offer for approximately 20.1% of the fully diluted Shares, shareholders may decide to tender their Shares to CSX (even if they believe that the Norfolk Offer (as defined below), if it could be effected, has a higher value) because shareholders may conclude that sufficient Shares will be tendered by other shareholders and that failure to tender will result in the non-tendering shareholders receiving only CSX shares pursuant to the Merger which, based on current market prices, have a per Share value that is less than the amount to be offered in the Second CSX Tender Offer. Therefore, if the Proposal is approved, the Second CSX Tender Offer may succeed regardless of the perceived relative values of such offer and the Norfolk Offer. As of the close of business on November 22, 1996, the trading price for CSX shares on the New York Stock Exchange Composite Tape was $46.250.



     If the Proposal is approved and if the Second CSX Tender Offer is commenced, CSX will be able (subject to the satisfaction of any other conditions of the Second CSX Tender Offer) to consummate the Second CSX Tender Offer and the Conrail shareholders who wish to receive cash for an additional portion of their Shares will be able to have such Shares purchased by CSX pursuant thereto.



     Under the Merger Agreement, Conrail has agreed not to convene, adjourn or postpone the Special Meeting without the prior consent of CSX, which consent will not be unreasonably withheld. As a result, it is expected that the Special Meeting will not be convened if Conrail has not received sufficient proxies to assure approval of the Proposal. Under the Merger Agreement, either CSX or Conrail can require that additional special meetings be held for the purpose of considering the Proposal, and a new record date could be set for any such special meeting (and a new record date would be required if such a special meeting is held after February 3, 1997).



     In addition, if the Proposal is not approved, if the Special Meeting is not convened, or if a Second CSX Tender Offer is not commenced or is commenced and not consummated, CSX and Conrail are each permitted under the Merger Agreement to seek shareholder approval of the Merger at a Special Meeting called for that purpose. If the Merger is so approved (and the other conditions to closing of the Merger, such as regulatory approval, have been satisfied), and CSX shall not have then acquired 40% of the fully diluted Shares, the Merger would then have a cash election component such that, upon consummation of the Merger, shareholders would have received (including pursuant to the CSX Tender Offer) $110 cash per Share for an aggregate of 40% of the fully diluted Shares, and 1.85619 CSX shares for each of the remaining 60% of the fully diluted Shares. Thus, approval of the Proposal is not a condition to consummation of the Merger; however, such approval would permit CSX's consummation of the Second CSX Tender Offer, giving shareholders the opportunity to receive more cash in the near term for a portion of their Shares, rather than waiting until the Merger is consummated (which, based on the STB's current proposed schedule, is expected to occur early in the first quarter of 1998). In addition, if the Proposal is not approved and, as a result, CSX is not in a position to acquire an additional approximately 20.1% of the fully diluted Shares and is not thereafter in a position to approve the Merger without the vote of other Conrail shareholders, there can be no assurance that the Merger would be consummated.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

              PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY TODAY.


                            THE ADJOURNMENT PROPOSAL


     In the event that there are not sufficient votes to approve the Proposal at the time of the Special Meeting, the Proposal could not be approved at the Special Meeting unless it were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Conrail at the time of the Special Meeting to be voted for such adjournment, if necessary, Conrail has submitted the question of adjournment (the "Adjournment Proposal") under such circumstances, and only under such circumstances, to holders of Shares as a separate matter for their consideration. A majority of the Shares represented and voting at the Special Meeting is required in order to approve any such adjournment. The Board of Directors recommends that holders of Shares vote their proxies in favor of the Adjournment Proposal so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to holders of Shares other than an announcement of such time and place at the Special Meeting. This Adjournment Proposal relates only to an adjournment occurring for the purpose of soliciting additional proxies for the Proposal relating to the Amendment to the Articles of Incorporation in the event that there are insufficient votes to approve such proposal at the Special Meeting. Any other adjournment would be voted upon pursuant to the discretionary authority granted by the proxy.


     In addition, the Board of Directors of Conrail retains full authority to postpone the Special Meeting prior to its being convened without the consent of any shareholder, but subject to the prior reasonable consent of CSX.


                 VOTING INFORMATION AND SOLICITATION OF PROXIES


     VOTING AND REVOCATION OF PROXIES. Execution of the accompanying WHITE proxy will not affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder who has executed a proxy and wishes to vote in person at the Special Meeting must deliver a written notice revoking that proxy to the Corporate Secretary of Conrail before the proxy is voted. A shareholder may also revoke a proxy by duly executing a proxy bearing a later date. If no direction is given, proxies for shares of Common Stock will be voted in accordance with the recommendations of the Board as set forth in this Proxy Statement. Abstentions will be treated as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum, but will not be counted for the purpose of determining approval of the Proposal. Shares represented by broker non-votes will not be considered as present for the purpose of determining the presence of a quorum or as entitled to vote on the Proposal. As a result, broker non-votes will have an impact on the presence of a quorum, but will have no impact on the approval of the Proposal if a quorum is present. The Trust Agreement between Consolidated Rail Corporation and the Trustee (the "Trust Agreement") provides that proxies for Shares that have been allocated to individual participants pursuant to the ESOP will be voted in accordance with that participant's direction as set forth on the GREEN trustee instruction card that is enclosed herewith for participants. Participants cannot vote their shares of ESOP Stock or instruct the Trustee as to how to vote their shares of ESOP Stock by completing the enclosed WHITE proxy. The Trust Agreement also provides that all shares of ESOP Stock that have not been allocated to an individual participant, and all shares of ESOP Stock that have been so allocated but as to which no voting instructions have been received by the

Trustee shall be voted in the same manner and proportion as are the shares of ESOP Stock for which valid instructions are received. In addition, shares held under Conrail's Employee Benefits Trust will be voted by the trustee thereof in the same manner and proportion as the shares of ESOP Stock for which valid instructions are received are instructed to be voted.



     The Board of Directors recommends that you NOT send in or complete a gold proxy you may receive or have received from Norfolk, who is soliciting proxies against the Proposal. If you have already done so, you may revoke that proxy and vote FOR the Proposal by signing and dating the enclosed WHITE proxy (or GREEN trustee instruction card) and mailing it in the enclosed postage paid return envelope. If you have already tendered your Shares pursuant to the Norfolk tender offer discussed below, it is important that you sign, date and mail the enclosed WHITE proxy (or GREEN trustee instruction card) to direct the vote of your Shares.



     The Board knows of no matters likely to be brought before the Special Meeting other than the Proposal described in this Proxy Statement. If any other matters, not now known or determined, properly come before the Special Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to the discretionary authority granted in the proxy.


     VOTE REQUIRED. Each Share entitles the holder thereof to one vote on all matters that may properly come before the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and ESOP Stock, considered as a single class, is necessary to constitute a quorum at the Special Meeting. In order for the Proposal to be approved, assuming the presence of a quorum at the Special Meeting, a majority of the votes cast at the Special Meeting must be voted FOR the Proposal.


     RECORD DATE AND OUTSTANDING SHARES. Pursuant to Conrail's By-laws, the Board has fixed the close of business on December 5, 1996, as the time for determining shareholders of record entitled to notice of, and to vote at, the Special Meeting. As of the close of business on October 31, 1996, there were issued and outstanding 80,036,665 shares of Common Stock and 9,468,049 shares of ESOP Stock.


     SOLICITATION OF PROXIES. In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telegraph by the officers, directors and employees of Conrail. Brokerage firms will be requested to forward proxy materials to beneficial owners of Shares registered in their names and will be reimbursed for their expenses. In addition, Conrail has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, either in person or by mail, telephone or telegram, at an estimated cost of $200,000 plus expenses. The cost of solicitation will be paid by Conrail.

     If you have any questions about voting your Shares, please call:

                             D.F. KING & CO., INC.

                         CALL TOLL FREE: 1-800-549-6746

                               NORFOLK'S ACTIONS


     THE NORFOLK OFFER. Subsequent to the announcement of the Merger Agreement, Norfolk commenced an unsolicited tender offer for all outstanding Shares for $100 per Share, net to the seller in cash, and thereafter increased the offer price to $110, net to the seller in cash (as revised, the "Norfolk Offer"). The terms and conditions of the Norfolk Offer are set forth in an Offer to Purchase (as amended and supplemented, the "Norfolk Offer to Purchase") which was filed by Norfolk as an exhibit to a Tender Offer Statement on Schedule 14D-1 filed with the SEC on October 24, 1996. The Norfolk Offer is currently scheduled to expire on December 16, 1996 but, as described below, Shares tendered to Norfolk cannot be accepted for payment under the terms of the Norfolk Offer. Copies of the Norfolk Offer to Purchase have been mailed to holders of Shares and should be read carefully.



     Conrail has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Norfolk Offer (as amended, the "Norfolk Schedule 14D-9"), which states that the Conrail Board of Directors believes that the merger of equals with CSX is in the best interests of Conrail and is the superior strategic combination for Conrail and unanimously recommends that the shareholders of Conrail not tender their Shares pursuant to the Norfolk Offer.



     Certain conditions to the Norfolk Offer (including redemption of Conrail's common stock purchase rights and approval of the Norfolk Offer under Subchapter F of Chapter 25 of the PBCL) can only be satisfied if Conrail's Board of Directors takes action. Under the Merger Agreement, Conrail's Board of Directors has agreed, until July 12, 1997, not to (i) withdraw or modify, or publicly propose to withdraw or modify, its approval or recommendation of the CSX Tender Offer and the Merger in a manner adverse to CSX, (ii) approve or recommend, or publicly propose to approve or recommend, any takeover proposal (such as the Norfolk Offer) or (iii) cause Conrail to enter into any agreement related to any such takeover proposal. The Merger Agreement also provides that the Board of Directors of Conrail may not amend, or take any action in respect of, the Rights Agreement dated as of July 19, 1989, among Consolidated Rail Corporation and First Chicago Trust Company of New York as rights agent (as amended from time to time, the "Rights Plan") until the Merger Agreement is terminated. In addition, on or after July 12, 1997, the Merger Agreement provides that certain conditions must be satisfied in order for Conrail's Board of Directors to take any such action and, in any event, Conrail's Board of Directors has no obligation under Pennsylvania law at any time to agree to or recommend any takeover proposal (such as the Norfolk Offer) or to take any such action to facilitate any such takeover proposal.



     NORFOLK LITIGATION. On October 23, 1996, Norfolk filed a Complaint for Declaratory and Injunctive Relief in the United States District Court for the Eastern District of Pennsylvania, which complaint was amended on October 30, 1996 and November 15, 1996 (as amended, "Norfolk's Amended Complaint"), naming Conrail, CSX and certain of the directors of Conrail as defendants. Norfolk's Amended Complaint alleged, among other things, the following: that Conrail and the defendant directors had violated their fiduciary duties, Conrail's Articles of Incorporation and By-Laws, the PBCL and the disclosure provisions of the federal securities laws relating to tender offers and proxy solicitations; that entering into the Conrail Stock Option Agreement and the termination fee provisions of the Merger Agreement are violations of the fiduciary duties of the defendants; that the structure of the CSX Tender Offer was coercive and unfair to holders of Shares; that a provision in the Merger Agreement barring CSX from changing its recommendation of the transaction or agreeing to a competing transaction until July 12, 1997, is ultra vires and a breach of defendants' fiduciary duties; that certain features of the Rights Plan which vest exclusive authority to redeem or amend the common stock purchase rights issued pursuant to the Rights Plan (the "Rights") in Continuing Directors (as defined in the Rights
Plan) are unlawful; and that the defendants had committed certain misrepresentations and omissions of material fact. The foregoing is a summary of Norfolk's Amended Complaint and is qualified in its entirety by reference to Norfolk's Amended Complaint, a copy of which is filed as Exhibit (c)(12) to the Norfolk Schedule 14D-9 which is available with the SEC.



     Conrail believes that the claims set forth in Norfolk's Amended Complaint are entirely without merit. A hearing was held on November 18 and 19 in the United States District Court for the Eastern District of Pennsylvania on the preliminary injunction which was sought by Norfolk to enjoin, among other things, the consummation of the CSX Tender Offer. The district court denied Norfolk's motion for a preliminary injunction on all counts. The district court's opinion is filed as Exhibit
(c)(13) to the Norfolk Schedule 14D-9. The United States Court of Appeals for the Third Circuit also denied Norfolk's motion for an injunction pending appeal of the district court's decision.


     NORFOLK PROXY SOLICITATION AGAINST THE PROPOSAL. Norfolk filed definitive proxy materials with the SEC on November 4, 1996, and has commenced soliciting proxies against the Proposal to be considered at the Special Meeting. The Board of Directors recommends that you should not send in or complete a gold proxy you may receive or have received from Norfolk in connection with such solicitation. If you have already sent such gold proxy, you may revoke such gold proxy and vote FOR the Proposal by signing and dating the enclosed WHITE proxy (or GREEN trustee instruction card) and mailing it in the enclosed postage paid return envelope.

                  INFORMATION CONCERNING CERTAIN SHAREHOLDERS
                       AND CONRAIL OFFICERS AND DIRECTORS


     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. To Conrail's knowledge, the only persons (or "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who, as of October 31, 1996, owned beneficially more than 5% of any class of Conrail's voting securities are listed in the following table:



  TITLE OF              NAME AND ADDRESS OF                 ACCOUNT AND NATURE OF          PERCENT
    CLASS                 BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS
-------------    ----------------------------------    -------------------------------     --------
Common Stock     FMR Corp.                                      6,493,904(1)                  8.1%
                 82 Devonshire Street
                 Boston, MA 02109
Common Stock     The Capital Group Companies, Inc.              5,570,710(2)                  7.0%
                 333 S. Hope Street
                 Los Angeles, CA 90071
Common Stock     Mellon Bank, N.A.                     4,213,410 shares, solely in its        5.3%
                 Suite 3346                            capacity as trustee of the
                 Pittsburgh, PA 15258-0001             Conrail Inc. Employee Benefits
                                                       Trust(3)
ESOP Stock       Fidelity Management Trust Company     7,375,912 shares, solely in its       77.9%
                 82 Devonshire Street                  capacity as Trustee of the
                 Boston, MA 02109                      ESOP(4)


---------------


(1) Based on information set forth on the Schedule 13G filed by FMR, Corp. with the SEC on February 13, 1996. These shares represent 7.3% of Conrail's total voting securities.


(2) Based on information set forth on the Schedule 13G filed by The Capital Group Companies, Inc. with the SEC on February 13, 1996. These shares represent 6.2% of Conrail's total voting securities.


(3) These shares represent 4.7% of Conrail's total voting securities.



(4) Shares of ESOP Stock are convertible into shares of Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of ESOP Stock is deemed to be ownership of an equal number of shares of Common Stock. These shares of ESOP Stock represent the unallocated shares of ESOP Stock contained in the ESOP. These shares, together with the 2,092,137 shares of ESOP Stock allocated to participants, represent 10.6% of Conrail's total voting securities.



     OWNERSHIP BY ESOP, CONRAIL INC. EMPLOYEE BENEFITS TRUST AND CSX. Both the Conrail Inc. Employee Benefits Trust (the "Employee Benefits Trust") and the ESOP tendered substantially all of their Shares, respectively, pursuant to the CSX Tender Offer and will receive cash for the Shares which are accepted for payment upon completion of the proration calculation. Pursuant to the terms of the Employee Benefits Trust, the cash proceeds from those Shares purchased in the CSX Tender Offer will be used by the Employee Benefits Trust to purchase additional Shares in the market. As a result, the Employee Benefits Trust is expected to be the record owner of such additional Shares as of the record date for the Special Meeting. Pursuant to the terms of the ESOP, the Trustee has the authority and fiduciary responsibility to determine what action to take with the proceeds resulting from the tender of unallocated Shares pursuant to the CSX Tender Offer, which may or may not include purchasing additional Shares. As a result of the foregoing, unless the Trustee for the ESOP purchases additional Shares with the proceeds of the CSX Tender Offer promptly upon receipt, the voting power of the ESOP will be reduced from approximately 10.6% as of October 31, 1996 to approximately 7.8% following consummation of the CSX Tender Offer. As set forth above, Shares owned by the Employee Benefits Trust will be voted by the trustee thereof in the same manner and proportion as the shares of ESOP Stock for which valid instructions are received are instructed to be voted. The voting power of the Employee Benefits Trust following consummation of the CSX Tender Offer will depend on the number of additional Shares purchased in the market prior to the record date for the Special Meeting. In addition, CSX has accepted for payment 19.9% of the Shares in the CSX Tender Offer and through the Voting Trust will be the record owner of such Shares for the Special Meeting.



     OWNERSHIP BY MANAGEMENT OF VOTING SECURITIES. The following table sets forth the beneficial ownership, as of October 31, 1996, of Common Stock and ESOP Stock of each director, each of the six most highly compensated executive officers of Conrail, and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such shares of Common Stock and sole voting power with respect to such shares of ESOP Stock. The Trustee holds sole investment power with respect to all shares of ESOP Stock. As of October 31, 1996, all Conrail directors and executive officers as a group owned less than one percent (1%) of the aggregate outstanding Shares. To the best of Conrail's knowledge, its directors and executive officers currently intend to vote for the Proposal.



                          NAME OF                                        AMOUNT              PERCENT
                    INDIVIDUAL OR GROUP                            BENEFICIALLY OWNED       OF CLASS
-----------------------------------------------------------        ------------------       ---------
David M. LeVan                                                            81,549(1)             *
     Chairman of the Board of Directors,
     President and Chief Executive Officer
H. Furlong Baldwin                                                         2,000                *
     Director
Claude S. Brinegar                                                         1,000                *
     Director
Daniel B. Burke                                                            2,000                *
     Director
Kathleen Foley Feldstein                                                     700                *
     Director
Roger S. Hilles                                                            2,362                *
     Director
E. Bradley Jones                                                           1,000                *
     Director
David B. Lewis                                                             1,200                *
     Director
John C. Marous                                                               800                *
     Director
Gail McGovern                                                                  0                *
     Director
Raymond T. Schuler                                                         7,882                *
     Director
David H. Swanson                                                             449                *
     Director
Bruce B. Wilson                                                           55,574(1)             *
     Senior Vice President--Law
Ronald J. Conway                                                          17,127(1)             *
     Senior Vice President--Operations

                          NAME OF                                        AMOUNT              PERCENT
                    INDIVIDUAL OR GROUP                            BENEFICIALLY OWNED       OF CLASS
-----------------------------------------------------------        ------------------       ---------
Timothy P. Dwyer                                                          18,964(1)             *
     Senior Vice President--Unit Trains Service Group
John P. Sammon                                                             7,365(1)             *
     Senior Vice President--CORE Service Group
George P. Turner                                                          26,543(1)             *
     Senior Vice President--Automotive Service Group
Executive Officers and Directors as a Group                                   424,990(2)        *


---------------
 *  Less than one percent.

(1) For Messrs. LeVan, Wilson, Conway, Dwyer, Sammon and Turner, respectively, includes options exercisable within 60 days to acquire 33,691, 42,905, 9,250, 12,375, 0 and 16,107 shares of Common Stock and 2,523, 2,494, 2,440,
    2,135, 2,145 and 2,179 shares of ESOP Stock allocated to the accounts of each of the named officers under the ESOP. Shares of ESOP Stock are convertible into shares of Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of ESOP Stock is deemed to be ownership of an equal number of shares of Common Stock.

(2) Includes (x) options exercisable within 60 days to acquire 216,502 shares of Common Stock and (y) 43,423 shares of ESOP Stock allocated to the accounts of individual officers under the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation.

     INTERESTS OF CERTAIN PERSONS IN THE MATTER TO BE ACTED UPON. The Merger Agreement provides that, until their respective resignation or removal or until their respective successors are duly elected and qualified, and subject to the terms of the Merger Agreement, from and after that time when the Merger becomes effective (the "Effective Time") the current Chairmen of the Boards of each of CSX and Conrail will serve as members of the Board of Directors of the combined company ("Parent"). The Board of Directors of Parent will additionally consist of an even number of outside directors to be agreed upon. Each of Conrail and CSX are permitted under the Merger Agreement to designate half of such outside directors. Pursuant to the Merger Agreement, Conrail and CSX have also agreed to establish certain committees of the Board of Directors of Parent from and after the Effective Time, and each of Conrail and CSX shall have the right to appoint 50% of the members of each committee.

     The Merger Agreement further provides that, unless altered by a vote of 75% of the directors of Parent after the Effective Time, during the two-year period after the Effective Time the current Chairman and Chief Executive Officer of CSX (the "CSX Chairman") will be the Chairman and Chief Executive Officer of Parent and the current Chairman and Chief Executive Officer of Conrail (the "Conrail Chairman") will be the President and Chief Operating Officer of Parent and President and Chief Executive Officer of each of Parent's railroad subsidiaries. Following the two-year period, (i) the CSX Chairman will continue as Chairman of Parent for an additional two-year period and Chairman Emeritus for a one-year period thereafter and (ii) the Conrail Chairman will be elected to the office of Chief Executive Officer of Parent. The Conrail Chairman will then succeed the CSX Chairman as Chairman of Parent at the end of the additional two-year period.

     Prior to the execution of the Merger Agreement, Conrail and CSX and each of their respective executive officers were parties to change in control/severance agreements which provide for, among other things, the payment of severance amounts and benefits upon certain terminations of employment in connection with a change in control of Conrail and CSX. David M. LeVan, Chairman of the Board, President and Chief Executive Officer of Conrail has entered into a new employment agreement with CSX which will also become effective at the Effective Time. In addition, Mr. LeVan has entered into a new change in control agreement with CSX, which will also become effective as of the Effective Time, in replacement of his existing change in control agreement with Conrail. If the Merger Agreement is terminated prior to the Effective Time, neither the new employment agreements nor the new change in control agreement will take effect, and the existing change in control/severance agreement between Mr. LeVan and Conrail will continue in effect. The foregoing summary description is qualified in its entirety by reference to the further information regarding Mr. LeVan's employment agreement or change in control/severance agreement contained in the
Schedule 14D-9 previously provided to shareholders, and otherwise available as described above under "THE CSX TRANSACTIONS".

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     The Board of Directors of Conrail has not yet scheduled the next Annual Meeting of Shareholders and, under Conrail's By-laws and Pennsylvania law, the date of the next Annual Meeting of Shareholders may be set by the Board of Directors for any date during the calendar year 1997. There can be no assurance that the next Annual Meeting will be scheduled before the end of 1997. Shareholder proposals may, under the rules of the SEC, be submitted for inclusion in Conrail's proxy statement and form of proxy for the next Annual Meeting of Shareholders. If the Annual Meeting were to be held on May 21, 1997, shareholder proposals would have to be received by Conrail not later than December 3, 1996. If the next Annual Meeting of Shareholders is scheduled for a later date, the deadline for submitting shareholder proposals will be similarly extended. Proposals must be in writing and should be sent via registered, certified or express mail to: Secretary of the Corporation, Conrail Inc., 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101-1417. Shareholder proposals must also meet the applicable criteria set forth in Conrail's Amended and Restated By-laws in order to be considered at Conrail's 1997 Annual Meeting. A shareholder may request a copy of Conrail's Amended and Restated By-laws by writing to the Secretary of the Corporation at the address provided above.


November 25, 1996                         By Order of the Board of Directors


                                          /s/ James D. McGeehan

                                          James D. McGeehan
                                          Corporate Secretary

                                  CONRAIL INC.

P                       PROXY SOLICITED ON BEHALF OF THE
R                  BOARD OF DIRECTORS OF CONRAIL INC. FOR THE
O              SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 23, 1996
X
Y The undersigned hereby constitutes and appoints Timothy T. O'Toole and Bruce B. Wilson, and each or either of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Special Meeting of Shareholders of Conrail Inc. to be held on December 23, 1996, at 5:00 p.m., Eastern Standard Time, at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, and at any adjournments thereof, on all matters coming before said meeting. A participant in the Consolidated Rail Corporation Matched Savings Plan (the "ESOP") desiring that Fidelity Management Trust Company, as trustee under the ESOP (the "Trustee"), vote shares of Conrail Inc. Series A ESOP Convertible Junior Preferred Stock
        ("ESOP Stock") allocated to such participant's account should so instruct the Trustee by completing the trustee instruction card that has been provided to ESOP participants for such purpose. ESOP participants cannot vote their shares of ESOP Stock or instruct the Trustee as to how to vote their shares of ESOP Stock by completing this proxy card.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE OF THIS PROXY CARD. IF YOU SIGN AND RETURN
        THIS PROXY CARD BUT DO NOT MARK ANY BOXES, YOUR SHARES WILL BE VOTED
        IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS LISTED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

/x/ Please mark your
    vote as in this
    example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

The Proposal to approve an amendment to Conrail Inc.'s Articles of incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1968, as amended, to no longer be applicable to Conrail Inc.

                    FOR             AGAINST         ABSTAIN
                    / /               / /             / /


The Adjournment Proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing Proposal.

                    FOR             AGAINST         ABSTAIN
                    / /               / /             / /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO THE VOTING OF SHARES, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED ABOVE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

Signature(s) _____________________________________________________________

Title __________________________________________    Date _________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing at attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    CONRAIL INC.

                           INSTRUCTION CARD SOLICITED BY
                         FIDELITY MANAGEMENT TRUST COMPANY
T             FOR THE SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 23, 1996
R                    (ORIGINALLY SCHEDULED FOR NOVEMBER 14, 1996)
U
S As a participant in the Consolidated Rail Corporation Matched Savings Plan
T (the "Plan") whose Plan account has been credited with shares of Conrail Inc. E Series A ESOP Convertible Junior Preferred Stock ("ESOP Preferred Shares") as E of December 5, 1996, the undersigned hereby directs Fidelity Management Trust
  Company, as trustee of the Plan (the "Trustee"), to vote all such ESOP
I Preferred Shares at the Special Meeting of Shareholders of Conrail Inc. to be N held on Monday, December 23, 1996, at 5:00 p.m., Eastern Standard Time, at The S Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, and at T any adjournments thereof, as designated on the reverse side of this R Instruction Card. The Trustee will vote the number of ESOP Preferred Shares
U credited to your Plan account as of December 5, 1996, (or such other record
C date as may be established by the Board of Directors of Conrail Inc.) as you
T instruct if your executed Instruction Card is RECEIVED by Midnight, December
I 19, 1996, at the address on the enclosed postage paid return envelope.  THE
O TRUSTEE MAKES NO RECOMMENDATION TO PLAN PARTICIPANTS AS TO HOW ESOP PREFERRED N SHARES CREDITED TO THEIR PLAN ACCOUNTS SHOULD BE VOTED. The voting instructions of each Plan participant are confidential and will not be C revealed to the Company, or any proposed purchaser or their affiliates.
A
R If you do not sign and return this Instruction Card, or if you sign and return D this Instruction Card but do not mark the boxes, ESOP Preferred Shares credited to your Plan account will be voted by the Trustee, together with unallocated ESOP Preferred Shares, in the same manner and proportion as the shares of ESOP Preferred Shares credited to participant's accounts for which valid voting instructions are received, unless otherwise required by applicable law.

                                                             [SEE REVERSE SIDE]

/ X /  Please mark your instruction as in this example.


                                                         FOR  AGAINST  ABSTAIN

The Proposal to approve an amendment to Conrail Inc.'s  /  /   /  /     /  /
Articles of Incorporation which would cause the provisions on Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail Inc.


The Adjournment Proposal to adjourn the Special Meeting. /  /   /  /   /  /




                              This instruction card when properly executed will be used by the Trustee to determine how to vote ESOP Preferred Shares credited to the account of the undersigned Plan participant as directed herein, unless otherwise required by applicable law.


                              PLEASE MARK, SIGN, DATE AND RETURN THIS
                              INSTRUCTION CARD PROMPTLY USING THE ENCLOSED
                              POSTAGE PAID RETURN ENVELOPE.



SIGNATURE(S) ___________________________TITLE ____________DATE _______________

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.